UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2022

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.
On March 29, 2022, Infinity Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its results for the year ended December 31, 2021 and will conduct a previously announced, publicly available conference call to discuss those results. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.
This information and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On March 25, 2022, the Board of Directors (the “Board”) of the Company, upon recommendation from the Nominating and Corporate Governance Committee of the Board, expanded the size of the Board from seven to eight members and appointed Mr. Sujay Kango as a director of the Company and as a member of the Compensation Committee of the Board (the “Compensation Committee”). His term will commence on March 30, 2022 (the “Commencement Date”) and will, unless reelected, expire at the Company’s 2022 Annual Meeting of Stockholders or upon his earlier death, resignation or removal.
There are no arrangements or understandings between Mr. Kango and any other persons pursuant to which he was elected as a director. Mr. Kango has no family relationships with any of the Company’s directors or executive officers. In addition, there are no transactions and no proposed transactions between Mr. Kango and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In accordance with the Company’s director compensation program, Mr. Kango will be eligible to receive an annual cash retainer of $42,000 for service on the Board. Mr. Kango will also be eligible to receive an annual cash retainer of $7,500 for service as a member of the Compensation Committee. For Mr. Kango’s service through the 2022 Annual Meeting of Stockholders, he will receive payments of $10,512.10 for service as a director and as a member of the Compensation Committee. These amounts are payable on the Commencement Date and are pro-rated based on the length of his initial term.
In addition, under the Company’s director compensation program, Mr. Kango will be awarded on the Commencement Date an option to purchase up to 90,000 shares of the Company’s common stock at a price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Commencement Date (the “Initial Grant”). The Initial Grant will be granted under the Company’s 2019 Equity Incentive Plan, as amended by Amendment No. 1 to the 2019 Equity Incentive Plan (“Amendment No. 1”). The Initial Grant will vest and become exercisable over a period of two years in equal quarterly installments beginning at the end of the first quarter after the Commencement Date, provided that Mr. Kango continues to serve as a director. For additional information regarding Amendment No. 1, please see Exhibit 10.1 to this Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to 2019 Equity Incentive Plan of Infinity Pharmaceuticals, Inc.
99.1	Press release dated March 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.
Date: March 29, 2022	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer